UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________________________________
FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2015

_____________________________________________
MPLX LP
(Exact name of registrant as specified in its charter)

_____________________________________________

Delaware	001-35714	45-5010536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 672-6500
(Former name or former address, if changed since last report)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Transportation Services Agreement (Cornerstone Pipeline System and Utica Build-Out Projects)
Effective June 11, 2015, Marathon Pipe Line LLC (“MPL”) entered into a transportation services agreement (the “Transportation Services Agreement”) with Marathon Petroleum Company LP (“MPCLP”) pursuant to which MPL will charge fees to MPCLP, at applicable Federal Energy Regulatory Commission tariff rates, for transporting products on the Cornerstone pipeline system and related Utica build-out projects.  MPCLP will be obligated to transport certain minimum quarterly volumes of products on the associated pipeline systems. If MPCLP fails to transport its minimum volume during any quarter, then MPCLP will pay MPL a quarterly deficiency payment. The amount of any quarterly deficiency payment paid by MPCLP may be applied as a credit for any volumes transported on the applicable pipeline system in excess of MPCLP’s minimum volume commitment during any of the succeeding four quarters, after which time any unused credits will expire. Upon the expiration or termination of the Transportation Services Agreement, MPCLP will have the opportunity to apply any remaining credit amounts until the completion of the succeeding four quarter period, without regard to the minimum volume commitment under the Transportation Services Agreement. The Transportation Services Agreement has a primary term of fifteen years and automatically renews for up to two renewal terms of five years each unless either party provides the other party with written notice of its intent to terminate at least six months prior to the end of the primary term or any renewal term, as applicable.
The foregoing description is not complete and is qualified in its entirety by reference to the Transportation Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
MPLX LP (“MPLX”) indirectly owns 99.5% of MPL. As MPLX’s general partner, MPLX GP LLC (“MPLX GP”), manages MPLX’s operations and activities through MPLX GP’s officers and directors. MPLX GP is an indirect wholly-owned subsidiary of Marathon Petroleum Corporation (“MPC”). As a result, certain individuals serve as officers and directors of both MPLX GP and MPC. MPCLP is also an indirect wholly-owned subsidiary of MPC. In addition, as of the date hereof, MPC holds, indirectly through its subsidiaries, 19,980,619 common units of MPLX and 36,951,515 subordinated units of MPLX, representing a 70.9% limited partnership interest in MPLX.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Transportation Services Agreement (Cornerstone Pipeline System and Utica Build-Out Projects), effective as of June 11, 2015, by and between Marathon Petroleum Company LP and Marathon Pipe Line LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: June 17, 2015	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

10.1	Transportation Services Agreement (Cornerstone Pipeline System and Utica Build-Out Projects), effective as of June 11, 2015, by and between Marathon Petroleum Company LP and Marathon Pipe Line LLC.